UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2007

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6868 Cortona Drive

Santa Barbara, CA 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	(Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On October 25, 2007, Occam Networks, Inc. (“Occam”) completed its acquisition of substantially all assets of Terawave Communications, Inc. (“Terawave”), including patents, patent applications, trademarks and other intellectual property, certain license agreements and other contracts, equipment, supplies, inventories, work in process, cash and accounts receivable.  The acquisition was completed pursuant to the Asset Purchase Agreement between Occam and Terawave entered into on September 27, 2007.

Pursuant to the Asset Purchase Agreement, Occam assumed certain liabilities of Terawave including liabilities under assigned contracts, inventory purchase commitments of approximately $400,000, $200,000 in Terawave’s transaction expenses and one half of the transfer taxes associated with the sale. The purchase price for the acquisition was approximately $3.2 million in cash, the cancellation of approximately $1.9 million in loans previously made by Occam to Terawave, and the assumption of certain liabilities by Occam as described above.

On October 26, 2007, Occam issued a press release announcing the closing of the asset purchase, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 26, 2007 of Occam Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Christopher B. Farrell
Christopher B. Farrell
Chief Financial Officer

Date: October 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 26, 2007 of Occam Networks, Inc.